Exhibit 99.1

Allarity Therapeutics Announces Research Collaboration with Indiana Biosciences Research Institute to Further Advance Understanding of Stenoparib’s Unique, Dual Therapeutic Mechanism of Action

TARPON SPRINGS, Fla., June 4, 2025 -- Allarity Therapeutics, Inc. (“Allarity” or the “Company”) (NASDAQ: ALLR), a Phase 2 clinical-stage pharmaceutical company dedicated to developing stenoparib—a differentiated, dual PARP and WNT pathway inhibitor—as a personalized cancer treatment using its proprietary, drug-specific Drug Response Predictor (DRP®) patient selection technology—today announced a research collaboration with the Indiana Biosciences Research Institute (IBRI). The collaboration is aimed primarily at further deepening the Company’s mechanistic understanding of the dual mechanism of action of stenoparib.

Stenoparib is a novel, orally available small-molecule inhibitor of PARP1/2 and tankyrase1/2. As such, stenoparib not only impairs DNA repair to selectively kill cancer cells but also inhibits the WNT signaling pathway—a cellular pathway commonly associated with chemoresistance and advanced-stage disease in multiple cancer types. This unique dual activity distinguishes stenoparib as a highly differentiated therapeutic candidate with the potential to address cancers that are resistant to standard-of-care therapies. Under the agreement, IBRI will conduct advanced molecular and cellular studies to clarify the individual and combined contributions of PARP inhibition and WNT pathway modulation to stenoparib’s observed anticancer effects.

“Understanding how stenoparib exerts its dual biological effects is central to our long-term clinical development strategy. It will enhance our ability to raise awareness of this molecule among leading oncologists and help us engage more effectively with sophisticated biotech investors,” said Thomas Jensen, CEO of Allarity Therapeutics. “In addition to deepening our understanding of the foundational biology behind stenoparib’s differentiated profile, this research may further strengthen our DRP®-based patient selection strategy and potentially open new opportunities for additional therapeutic combinations and indications, such as colorectal cancer, where WNT pathway activation is very common.”

The collaboration is also expected to support Allarity in potential future efforts to pursue marketing approval for stenoparib, and to further clarify its mechanism of action in both the Company’s ongoing Phase 2 trial in advanced ovarian cancer and its recently announced combination trial evaluating stenoparib with temozolomide in recurrent small cell lung cancer (SCLC).

Furthermore, this collaboration underscores Allarity’s commitment to scientific excellence, translational research, and data-driven development, which form the foundation of its personalized oncology strategy.

About The Indiana Biosciences Research Institute
The Indiana Biosciences Research Institute (IBRI) is a leading translational research institute that accelerates innovation by bridging academic and industry science through collaboration. Its team of scientists is focused on solving high-impact biomedical challenges in areas such as cancer, diabetes, Alzheimer’s disease, and  pediatric rare diseases, while also providing molecular innovation platforms and enabling technologies to drive the development of novel therapies. For more information, visit indianabiosciences.org.

About Stenoparib
Stenoparib is an orally available, small-molecule dual-targeted inhibitor of PARP1/2 and tankyrase 1/2. At present, tankyrases are attracting significant attention as emerging therapeutic targets for cancer, principally due to their role in regulating the Wnt signaling pathway. Aberrant Wnt/β-catenin signaling has been implicated in the development and progression of numerous cancers. By inhibiting PARP and blocking Wnt pathway activation, stenoparib’s unique therapeutic action shows potential as a promising therapeutic for many cancer types, including ovarian cancer. Allarity has secured exclusive global rights for the development and commercialization of stenoparib, which was originally developed by Eisai Co. Ltd. and was formerly known under the names E7449 and 2X-121.

About the Drug Response Predictor – DRP® Companion Diagnostic

Allarity uses its drug-specific DRP® to select those patients who, by the gene expression signature of their cancer, may have a high likelihood of benefiting from a specific drug. By screening patients before treatment, and only treating those patients with a sufficiently high, drug-specific DRP score, the therapeutic benefit rate may be enhanced. The DRP method builds on the comparison of sensitive vs. resistant human cancer cell lines, including transcriptomic information from cell lines, combined with clinical tumor biology filters and prior clinical trial outcomes. DRP is based on messenger RNA expression profiles from patient biopsies. The DRP® platform has shown an ability to provide a statistically significant prediction of the clinical outcome from drug treatment in cancer patients across dozens of clinical studies (both retrospective and prospective). The DRP platform, which may be useful in all cancer types and is patented for dozens of anti-cancer drugs, has been extensively published in the peer-reviewed literature.

About Allarity Therapeutics

Allarity Therapeutics, Inc. (NASDAQ: ALLR) is a clinical-stage biopharmaceutical company dedicated to developing personalized cancer treatments. The Company is focused on development of stenoparib, a novel PARP/tankyrase inhibitor for advanced ovarian cancer patients, using its DRP® technology to develop a companion diagnostic that can be used to select those patients expected to derive the greatest clinical benefit from stenoparib. Allarity is headquartered in the U.S., with a research facility in Denmark, and is committed to addressing significant unmet medical needs in cancer treatment. For more information, visit www.allarity.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements related to the development and validation of the DRP® companion diagnostic for daratumumab, the potential for this DRP® to support patient stratification in multiple myeloma, the expansion of the DRP® platform to antibody-based therapies, and the Company’s ability to leverage this technology for future research collaborations or strategic partnerships. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the daratumumab DRP® may not be further validated or accepted for clinical use, that its predictive capabilities may not be confirmed in larger or independent datasets, that the Company may not be able to secure partnerships or commercial applications for the DRP®, and broader risks related to the research-stage nature of the technology, as well as external factors affecting the biopharmaceutical industry and the Company’s operational execution. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form 10-K annual report filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2025, available at the SEC’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

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Company Contact:
investorrelations@allarity.com

Media Contact:
        Thomas Pedersen
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        +45 6062 9390
        tsp@carrotize.com